Exhibit 10.68



[GRAPHIC OMITTED]  GE Healthcare Financial Services

--------------------------------------------------------------------------------
                                 PROMISSORY NOTE
                   INTERNAL CONTRACT REFERENCE NUMBER 8528104
                    INTERNAL ORDER REFERENCE NUMBER 861404511

Dated as of December 31, 2004


FOR VALUE RECEIVED, The Sagemark Companies LTD. ("Maker"), located at 2300 Glades Road, Suite 100 W, Boca Raton, FL 33431, promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its mailing address at P.O. Box 641419, Mail Code W-490, Pittsburgh, PA 15264-1419 or at such other place as Payee may designate, the principal sum of $455,900.00, or, if less, the aggregate unpaid principal amount of all advances made by Payee to Maker, as shown on Exhibit A attached hereto, with interest on the unpaid principal balance from time to time outstanding, from and including the date hereof.

Advances under this Promissory Note shall be made from time to time by Payee either to Maker or directly to vendors on Maker's behalf, upon Payee's receipt of Maker's written request on Exhibit B to advance such principal amount (said request to be delivered at least ten (10) days prior to the date the advance is to be made). Each advance shall be noted by Payee on Exhibit A attached hereto. Advances will continue until the "Principal Payment Commencement Date", defined as the earlier of a) six months from the date of this Promissory Note stated above (to be date that permit for construction is received) or b) total advances have been made equaling the principal sum disclosed in the first paragraph. No further advances will be made under this Promissory Note after the Principal Payment Commencement Date.

The interest rate with respect to this Promissory Note will be established for each individual advance on Exhibit A, based on the following formula: 7.34% per annum plus or minus, as applicable, the number of points that the yield on 7 Year Interest Rate Swaps on the date of the advance, is above or below 3.14%, which was established based on the 7 Year Interest Rate Swaps as of the week ending June 6, 2003, to be paid in lawful money of the United States, in 84 consecutive monthly installments of principal and interest of 3 Months @ $0.00, 80 Months @ $7,286.53, plus all applicable taxes, (all payments in arrears) and a final installment which shall be in the amount of the total outstanding principal and interest ("Payment Schedule"). The Payment Schedule may be adjusted by Payee for advances less than the principal amount stated above, accrued interest due, or a change in the interest rate. The final Payment Schedule will be detailed on Exhibit A.

At the Principal Payment Commencement Date, Maker will begin paying principal and interest on the advances outstanding, based on the interest rate applicable on the Principal Payment Commencement Date. The first principal and interest installment shall be due and payable February 1, 2005 and the following installments shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Maker authorizes Payee to complete the first Payment Date upon the Principal Payment Commencement Date.

Interest will accrue on each advance noted on Exhibit A at the interest rate disclosed in the first paragraph of this Promissory Note, commencing on the date of each individual advance until the Principal Payment Commencement Date. On the Principal Payment Commencement Date, Maker will make a lump sum payment for all accrued interest ("Interest Payment"). If any portion of the Interest Payment is not received within 20 days of receipt of invoice, Payee may at its sole discretion increase the total amount of advances outstanding by the unpaid portion of the Interest Payment. The unpaid portion of the Interest Payment will be added to the outstanding obligation and included in the Payment Schedule, with interest on said amount charged at the interest rate in effect on the Principal Payment Commencement Date.

PROMISSORY NOTE
--------------------------------------------------------------------------------

All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year and will be charged for each calendar day on which any principal is outstanding.

Time is of the essence hereof. If any installment of principal and interest or any other sum due under this Promissory Note is not received within ten (10) days after the applicable Payment Date, the Maker agrees to pay in addition to the amount of each such installment a late payment charge of five percent (5%) of said installment, but not exceeding any lawful maximum. In the event that (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker defaults or fails to perform under any term or condition contained in any other agreement with Payee related to this Promissory Note or that certain Master Lease Agreement (Quasi) dated as of 06/24/2003, then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Promissory Note, at the election of Payee, shall immediately become due and payable, with interest thereon at 20% per annum from the date of such accelerated maturity until paid.

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

       Prior to the first annual anniversary date of this Promissory Note: no prepayment permitted;
       Month 13 through and including month 24 of this Promissory Note: four percent (4%);
       Month 25 through and including month 36 of this Promissory Note: three percent (3%);
       Month 37 through and including month 48 of this Promissory Note: two percent(2%);
       and one percent (1%) thereafter, plus all other sums due hereunder.

A default by Maker or any entity managed or controlled by Maker or by any principal of Makers under any other agreement or contract with Payee related to this Promissory Note or that certain Master Lease Agreement (Quasi) dated as of 06/24/2003, regardless of when the agreement or contract was entered into, will, at Payee's sole option, constitute a default under this Promissory Note and all other agreements and contracts between Maker and/or such a principal or entity and Payee.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Promissory Note, in no event shall this Promissory Note require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Promissory Note, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Promissory Note on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Promissory Note which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater simple interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

PROMISSORY NOTE
--------------------------------------------------------------------------------

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of any party primarily or secondarily liable on this Promissory Note or any term and provision hereof, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Promissory Note, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor hereby waives all benefits of valuation, appraisement and exemption laws.

The Maker and each Obligor hereby waive unconditionally all rights to a jury trial of any claim or cause of action related to, based upon or arising out of this Promissory Note, any related documents, and any dealings between the Maker or any Obligor and the Payee thereto. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court. This waiver is irrevocable, and may not be modified either orally or in writing. This waiver shall also apply to any subsequent amendments, renewals, supplements or modifications to this Promissory Note and to any other documents or agreements relating to this Promissory Note or any related transaction. In the event of litigation, this Promissory Note may be filed as a written consent to trial by the court.

This Promissory Note is secured by a certain Security Agreement dated October 8, 2003.



                                      Maker:  The Sagemark Companies LTD.

                                      By: /s/ THEODORE SHAPIRO            (Seal)
                                          --------------------------------
                                      Signature

                                      Theodore Shapiro, President & CEO
                                      ------------------------------------------
                                      Print name (and title, if applicable)

                                    EXHIBIT A
                                    ---------


                     AMOUNTS ADVANCED UNDER PROMISSORY NOTE
                          DATED AS OF DECEMBER 31, 2004
                      INTERNAL CONTRACT REFERENCE # 8528104
                           IN THE PRINCIPAL AMOUNT OF
                                   $250,000.00


                                                                         Total Days
                                     Amount Paid       Date Paid         Outstanding       Interest Due
                                     -----------       ---------         -----------       ------------
Draw #1-Stephanie Evans             $   7,500.00        5/6/2004             239            $   365.47
Draw #1-TC Sideris                  $   7,557.81        5/6/2004             239            $   368.29
Draw #1-Raymond Irrera Architects   $   7,326.27        5/6/2004             239            $   357.01
Draw #1-Robert Blessey              $  13,956.00        5/6/2004             239            $   680.07
Draw #1-Sagemark-reimbursement      $  15,143.00        5/6/2004             239            $   737.91
Draw #2-LBG Development Inc.        $  57,390.00        8/31/2004            122            $ 1,427.54
Draw #2-Sagemark Reimbursement      $   4,280.29        8/31/2004            122            $   106.47
Draw #3-JRT Associates              $  24,083.00        10/20/2004            72            $   353.54
Draw #3-LBG Development Inc.        $ 105,685.00        10/20/2004            72            $ 1,551.46
Final-LBG Development Inc.          $ 170,671.00        12/31/2004             0            $       --
Final-Sagemark reimbursement        $  42,307.63        12/31/2004             0            $       --
                                    ------------                                            ----------
                                    $ 455,900.00                                            $ 2,508.74


Total Contract                      $ 455,900.00 Increased 12/14/04
Funding remaining                   $         --

                                    EXHIBIT B
                                    ---------


                      ADVANCE REQUEST UNDER PROMISSORY NOTE
                            DATED AS OF ____________
                      INTERNAL CONTRACT REFERENCE # 8528104




Maker, The Sagemark Companies LTD., hereby requests an advance under the

Promissory Note referenced above in the amount of $_______________,

payable to _______________________________ for the purpose of

______________________________. The amount of this advance request will be recorded on Exhibit A.













                                          Maker:  The Sagemark Companies LTD.

----------------------------              By:                             (Seal)
Witness                                      -----------------------------
                                          Signature


                                          --------------------------------------
                                          Print name (and title, if applicable)